EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 8, 2003, relating to the consolidated financial statements and financial schedule of Circle Group Holdings, Inc. and subsidiaries (f/k/a Circle Group Internet, Inc.), which appears in Circle Group Holding's Annual Report on Form 10-KSB for the year ended December 31, 2002.

Spector & Wong, LLP

Pasadena, California
August 12, 2003